   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         QUESTCOR PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                           33-0476164
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                   ----------

                               26118 RESEARCH ROAD
                            HAYWARD, CALIFORNIA 94545
           (Address of Principal Executive Offices including Zip Code)

                                   ----------

                         QUESTCOR PHARMACEUTICALS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

     CHARLES J. CASAMENTO                                  COPY TO:
   CHAIRMAN, PRESIDENT AND                          ALAN C. MENDELSON, ESQ.
   CHIEF EXECUTIVE OFFICER                             LATHAM & WATKINS
QUESTCOR PHARMACEUTICALS, INC.                      135 COMMONWEALTH DRIVE
     26118 RESEARCH ROAD                             MENLO PARK, CA 94025
  HAYWARD, CALIFORNIA 94545                             (650) 328-4600
        (510) 732-5551
                                   ----------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

-----------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                                                     PROPOSED
                                                                  PROPOSED           MAXIMUM
                                                 AMOUNT            MAXIMUM          AGGREGATE        AMOUNT OF
                                                 TO BE         OFFERING PRICE        OFFERING       REGISTRATION
                                               REGISTERED       PER SHARE (1)        PRICE(1)           FEE
------------------------------------------- ----------------- ------------------ ----------------- --------------
Common Stock, $ no par value                    600,000           $1.594             $956,400          $253.00
------------------------------------------- ----------------- ------------------ ----------------- --------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock, as reported on the American Stock Exchange on September 26, 2000.

             PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE
                  DATE OF THE REGISTRATION STATEMENT AS OPTIONS
                      GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                  TOTAL PAGES 8
                            EXHIBIT INDEX ON PAGE 6

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which were filed with the Commission, are incorporated herein by reference:

          (a) The description of the common stock, no par value per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 14, 1998, including any subsequently filed amendments and reports updating such description; and

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; and

          (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

        In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. EXPERTS.

        The consolidated financial statements of Questcor Pharmaceuticals, Inc. appearing in the Annual Report (Form 10-K) of Questcor Pharmaceuticals, Inc. for the five month period ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 317 of the California Corporations Code, the Company is authorized to indemnify its directors, officers, employees and other agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the full extent permitted by law. The Bylaws further provide that rights, conferred under such Bylaws shall not be deemed to be exclusive of any other rights such persons may have or acquire under any statute, any provisions of the Company's Amended and Restated Articles of Incorporation or Bylaws, or any agreement, vote of the shareholders or disinterested directors or otherwise.

        In addition, the Company's Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by California law, the Company's directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Amended and Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct for knowing violations of law, for actions leading to improper personal benefit, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders and for payment of dividends, approvals of stock repurchases or redemptions or loans or guarantees that are unlawful under California law.

        The inclusion of the above provisions in the Amended and Restated Articles of Incorporation may have the effect of reducing the likelihood of shareholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained


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

            in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 26th day of September 2000.

                                          QUESTCOR PHARMACEUTICALS, INC.


                                          By: /s/ Charles J. Casamento
                                              ---------------------------------
                                                  Charles J. Casamento
                                                  Chairman, President and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Charles J. Casamento and Hans Schmid, as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities as of September 26, 2000.


Signature                          Title
---------                          -----

/s/ Charles J. Casamento           Chairman, President and Chief Executive Officer
-----------------------------      (Principal Executive Officer)
    Charles J. Casamento


/s/ Hans Schmid                    Vice President, Finance and Administration and
-----------------------------      Chief Financial Officer (Principal Financial
    Hans Schmid                    and Accounting Officer)

/s/ Robert F. Allnut               Director
-----------------------------
    Robert F. Allnut

                                   Director
-----------------------------
    Digby W. Barrios


/s/ Frank J. Sasinowski            Director
-----------------------------
    Frank J. Sasinowski

/s/ Jon S. Saxe                    Director
-----------------------------
    Jon S. Saxe

/s/ John J. Spitznagel             Director
------------------------------
    John J. Spitznagel

/s/ Roger G. Stoll                 Director
------------------------------
    Roger G. Stoll

/s/ Virgil D. Thompson             Director
-----------------------------
    Virgil D. Thompson


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

                                INDEX TO EXHIBITS

EXHIBIT                                                                     PAGE
-------                                                                     ----

 5.1         Opinion of Latham & Watkins.                                      7

23.1         Consent of Latham & Watkins (included in Exhibit 5.1).            7

23.2         Consent of Ernst & Young LLP, independent auditors.               8

24.1         Power of Attorney  (included in the signature page
             to this registration statement).                                  5

                                       6